DEBT SETTLEMENT AGREEMENT

THIS AGREEMENT is dated for reference the 29th day of November, 2016.

AMONG:

Cherubim Interests Inc., 1304 Norwood Dr, Bedford, Tx. 76022

(the "Company")

AND:

Debt Holder, an individual, having an address at

(the "Creditor")

WHEREAS:

A.

The Company is indebted to the Creditor in the amount of approximately $250,000, and $314,990 pursuant to a Promissory Note which was assigned to the Creditor for payment made on Company’s behalf on March 18, 2011, and February 11, 2011. (the “Debt”)

B.

The Company wished to settle a portion of the Debt by issuing to the Creditor, or its assigns, shares of common stock of the Company and the Creditor is prepared to accept shares in partial satisfaction of the Debt.

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises and the covenants and agreements set out in this Agreement, the parties agree as follows:

1.

ACKNOWLEDGEMENT OF DEBT

1.1

The Company acknowledges and agrees that it is indebted to the Creditor in the amount of the Debt.

1.2

The Debt was recorded on the books of the Company on February 11, 2011 and March 18, 2011

1.3

The Creditor has owned the debt for over six (6) months

2.

ISSUANCE OF SHARES

2.1

The Company agrees to issue to the Creditor and the Creditor agrees to accept 116,791,552 shares of common stock of the Company (the “shares”) at a demand price of US $0.0058 per Share as a partial payment of the debt.

2.2

The Company will deliver as soon as practicable to the direction of the Creditor one or more certificates representing the Shares.

2.3

The Creditor agrees that the debt will be partial satisfied when the Company delivers the Shares to the Creditor, and subject only to the issuance of the Shares, the Creditor releases and forever discharges the Company, its subsidiaries and their respective directors, officers, and employees from and against and all claims, actions, obligations and damages whatsoever which the Creditor may have against any of them relating to the portion of the Debt that has been settled. This release will be operative from and after the date of completion of the transaction contemplated by this Agreement and will be effective without the delivery of any further release or other documents by the Creditor to the Company.

3.

REPRESENTATIONS OF CREDITOR

The Creditor represents and warrants and acknowledges to the Company that;

3.1

The Creditor has not conveyed, transferred or assigned any portion of the Debt to any third party, and has full right, power and authority to enter into this Agreement and to accept the Shares in full and final satisfaction of the Debt;

3.2

no third party has any right to payment of all or any portion of the Debt;

3.3

the Creditor has no claims or potential claims against the Company on account of any matter whatsoever, other than the Debt;

3.4

if the Creditor is a corporation or legal entity other than an individual, all necessary corporate or other action has been taken by the Creditor to approve this Agreement;

3.5

the Company is relying on exemptions from registration and prospectus requirements of applicable securities laws in the United States to issue the Shares to the Creditor;

3.6

the Creditor will be the beneficial owner of the Shares;

3.7

the Creditor is not acquiring the Shares as a result of any material information that the Company has not generally disclosed to the public; and

3.8

the Shares will be subject to resale restrictions as required by applicable securities law and the Creditor will seek its own independent legal advice regarding such resale restrictions imposed on the Shares

The Company’s obligation to complete the transaction contemplated hereby is subject to the foregoing representations and warranties being true and correct at the date of this Agreement and at the time of closing. Such representations and warranties will survive the closing of the transactions contemplated hereby and will continue in full force and effect for the benefit of the Company for a period of five (5) years from the date of the issuance of the Shares to the Creditor. The Creditor will indemnify the Company from and against any and all claims. Damages, loses, and costs arising from such representations and warranties being correct or breached.

4.

GENERAL PROVISIONS

4.1

Time will be of the essence of this Agreement

4.2

The Company and Creditor will sign all other documents and do all other things reasonably necessary to carry out this Agreement

4.3

The provisions contained in this Agreement constitute the entire agreement between the parties and supersede all previous undertaking, communications, representations and agreements, whichever written or verbal between the parties regarding the subject matter of this Agreement.

4.4

All dollar amounts referred to in this Agreement are expressed in United States currency, unless otherwise indicated

4.5

This Agreement will inure to the benefit of and be binding on each of the parties and their respective heirs, executors, administrators, successors and assigns

4.6

This Agreement may be signed in counterparts, both of which will constitute one agreement

4.7

This agreement supersedes and replaces any prior agreements between the parties concerning the subject matter hereof

IN WITNESS WHEREOF this agreement was signed by the parties hereto as of the date written on the first page of this Agreement.

CHERUBIM INC.

Per:

______________________________________

Patrick Johnson, Chief Executive Officer

DEBT HOLDER-INDIVIDUAL

PER;

_______________________________________

Individual